As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kidpik Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	81-3640708
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Ezra Dabah, Chief Executive Officer

200 Park Avenue South, 3rd Floor

New York, New York 10003

(212) 399-2323

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

David M. Loev, Esq.	Richard I. Anslow, Esq.
John S. Gillies, Esq. The Loev Law Firm, PC	Sarah E. Williams, Esq. Matthew Bernstein, Esq.
6300 West Loop South,	Ellenoff Grossman & Schole LLP
Suite 280	1345 Avenue of the Americas, 11th FL
Bellaire, Texas 77401	New York, New York 10105
Telephone: (713) 524-4110	Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260101

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of Registration Fee
Common Stock, $0.001 par value per share (2)	$3,449,999.00	$319.81
Total	$3,449,999.00	$319.81

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Kidpik Corp. previously registered securities with a proposed maximum aggregate offering price of $17,250,000 on a Registration Statement on Form S-1 (Registration No. 333-260101), as amended (the “Related Registration Statement”), and paid a fee of $1,599.08. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)	Includes securities that the underwriters have the option to purchase to cover overallotments, if any.

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Kidpik Corp. (the “Registrant”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1 filed by the Company with the SEC on October 6, 2021, as amended on October 29, 2021 and November 5, 2021, and declared by the SEC effective on November 10, 2021, including the exhibits thereto, are incorporated herein by reference.

We are filing this registration statement for the purpose of registering an additional $3,449,999.00 of shares of common stock of the Company, including up to $449,999.50 of shares of common stock that may be purchased by underwriters to cover over-allotments, if any.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
23.1	Consent of CohnReznick LLP
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1*	Power of Attorney

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260101), filed with the Securities and Exchange Commission on November 5, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 10th day of November 2021.

KIDPIK CORP.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Ezra Dabah	President, Chief Executive Officer and Chairman	November 10, 2021
Ezra Dabah	(Principal Executive Officer)

/s/ Adir Katzav	Executive Vice President, Chief Financial Officer, and Treasurer	November 10, 2021
Adir Katzav	(Principal Financial and Accounting Officer)

*	Director	November 10, 2021
David Oddi

* By:	/s/ Ezra Dabah
Ezra Dabah
Attorney-in-fact